Exhibit 99.1

Filed by Indiana Community Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company:  Indiana Community Bancorp
S-4 Registration No. 333-181824

INDIANA COMMUNITY BANCORP

For Immediate Release

June 11, 2012

For Further Information Contact:

John K.  Keach, Jr., President and Chief Executive Officer
(812) 373-7816
Fax: (812) 373-7865

INDIANA COMMUNITY BANCORP ANNOUNCES DATE OF ANNUAL MEETING

June 11, 2012, Columbus, Indiana -- Indiana Community Bancorp (NASDAQ: INCB) (the “Company”), the Columbus-based holding company for Indiana Bank and Trust Company, announced today that its Annual Meeting of Shareholders will be held on July 24, 2012, at 2:00 p.m. at the Holiday Inn Express in Edinburgh, Indiana.  The Company expects to mail its definitive proxy statement to all shareholders of record no later than June 25, 2012.  Obtaining the approval of shareholders for the previously announced and pending merger (the “Merger”) of the Company with Old National Bancorp is a condition to the closing of the Merger. The postponement of the Company’s Annual Meeting (normally held in April) permitted matters requiring the approval of the Company’s shareholders that are related to the Merger to be considered at the Annual Meeting, and thereby avoid the need to have two separate meetings.

Rule 14a-8 Shareholder Proposal Deadline

The date of the 2012 Annual Meeting will be more than 30 days after the anniversary of the 2011 Annual Meeting.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proposals for inclusion in the Company’s proxy statement for the 2012 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials.  The Company’s Board of Directors has set June 18, 2012, as the deadline for receipt of shareholder proposals pursuant to Rule 14a-8.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to June 18, 2012, at the Company’s principal executive offices at 501 Washington Street, Columbus, Indiana 47201, and be directed to the attention of the Secretary of the Company.  All shareholder proposals must be in compliance with applicable laws and regulations and the Company’s bylaws in order to be considered for inclusion in the proxy statement for the 2012 annual meeting.

About Indiana Community Bancorp

Indiana Community Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System.  Indiana Bank and Trust Company, its principal subsidiary, is an FDIC insured state chartered commercial bank.  Indiana Bank and Trust Company was founded in 1908 and offers a wide range of consumer and commercial financial services through 20 branch offices in central and southeastern Indiana.

Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of Indiana Community Bancorp and a Prospectus of Old National Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National Bancorp and Indiana Community Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National Bancorp at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Indiana Community Bancorp by accessing Indiana Community Bancorp’s website at www.myindianabank.com under the tab “Shareholder Relations” and then under the heading “Documents.”

Old National Bancorp and Indiana Community Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Indiana Community Bancorp in connection with the proposed merger. Information about the directors and executive officers of Old National Bancorp is set forth in the proxy statement for Old National’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2012. Information about the directors and executive officers of Indiana Community Bancorp is set forth in Item 12 of the Company’s Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on March 15, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Old National Bancorp’s and Indiana Community Bancorp’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National Bancorp’s and Indiana Community Bancorp’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of Old National Bancorp to execute its business plan (including the proposed acquisition of Indiana Community Bancorp); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either Old National Bancorp’s or Indiana Community Bancorp’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in Indiana Community Bancorp’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date of this press release, and neither Old National Bancorp nor Indiana Community Bancorp undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

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